EXHIBIT 23.2

                          Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of MEDTOX Scientific, Inc. for the registration of 1,319,382 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the consolidated financial statements and financial statement schedule of MEDTOX Scientific, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 30, 2000